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Exhibit 1.21

This document is important and requires your immediate attention. It should be read in conjunction with the Original Offer and Circular. If you are in any doubt as to how to deal with it, you should consult your investment advisor, stockbroker, bank, trust company or other nominee.

Neither this document nor the Original Offer and Circular constitutes an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, unitholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, the Offeror or its agents may, in the Offeror's sole discretion, take such action as the Offeror may deem necessary to make the Offer in any jurisdiction and extend the Offer to unitholders in such jurisdiction.

Neither this document nor the Original Offer and Circular has been approved or disapproved by any securities regulatory authority, nor has any securities regulatory authority passed upon the fairness or merits of the Offer or upon the adequacy of the information contained in this document. Any representation to the contrary is an offence.

August 28, 2015

NOTICE OF CHANGE
of the information relating to
SPROTT ASSET MANAGEMENT SILVER BID LP's
OFFER TO PURCHASE
all of the issued and outstanding units of
SILVER BULLION TRUST
for consideration per SBT Unit consisting of units of

based on the relative Net Asset Value per unit
of Sprott Physical Silver Trust and Silver Bullion Trust
(as further described herein)

Sprott Asset Management Silver Bid LP (the "Offeror"), a limited partnership created under the laws of the Province of Ontario that is owned and controlled by Sprott Asset Management LP (the "Manager"), the manager of Sprott Physical Silver Trust, has prepared this notice of change of information (the "Notice of Change") to update certain disclosure in its offer dated as of May 27, 2015, as amended by the Notice of Extension and Variation dated as of June 22, 2015, the Notice of Extension and Variation dated as of July 7, 2015, the Notice of Extension and Variation dated as of August 4, 2015 and the Notice of Change dated as of August 18, 2015 (collectively, the "Original Offer"), to purchase, on and subject to the terms and conditions of the Original Offer, all of the issued and outstanding units (the "SBT Units") of Silver Bullion Trust ("SBT"), other than any SBT Units held directly or indirectly by the Offeror. The Original Offer, as amended hereby, is referred to herein as the "Offer".

IN CONNECTION WITH THE OFFER, A SOLICITING DEALER GROUP HAS BEEN FORMED IN CANADA AND THE U.S. SPROTT WEALTH MANAGEMENT LP WILL ACT AS DEALER MANAGER IN CANADA AND SPROTT GLOBAL RESOURCE INVESTMENTS, LTD. WILL ACT AS DEALER MANAGER IN THE UNITED STATES.

THE OFFER REMAINS OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON SEPTEMBER 18, 2015.

This Notice of Change should be read in conjunction with the Original Offer and the take-over bid circular dated as of May 27, 2015, as amended by the Notice of Extension and Variation dated as of June 22, 2015, the Notice of Extension and Variation dated as of July 7, 2015, the Notice of Extension and Variation dated as of August 4, 2015 and the Notice of Change dated as of August 18, 2015 (the "Original Circular", and, together with the Original Offer, collectively referred to as the "Original Offer and Circular"), and the letter of transmittal that accompanied the Original Offer and Circular (as amended, the "Letter of Transmittal"). The Original Offer and Circular, as amended by this Notice of Change, collectively constitute the "Offer and Circular". Except as otherwise set forth herein, the terms and conditions previously set forth in the Original Offer and Circular, as previously amended, continue to be applicable in all respects. All references to the "Offer" in the Original Offer and Circular and this Notice of Change mean the Original Offer as amended hereby, and all references in such documents to the "Circular" or the "Offer and Circular" mean the Original Offer and Circular as amended hereby. Unless the context requires otherwise, capitalized terms used herein but not defined herein that are defined in the Original Offer and Circular have the respective meanings given to them in the Original Offer and Circular.

SBT Unitholders who have validly deposited and not withdrawn their SBT Units need take no further action to accept the Offer. SBT Unitholders whose SBT Units are registered in their name and who wish to accept the Offer must properly complete and execute the Letter of Transmittal that accompanied the Original Offer and Circular (printed on YELLOW paper) or a manually executed facsimile thereof, and deposit it, at or prior to the Expiry Time, together with certificate(s) representing their SBT Units and all other required documents, with Kingsdale Shareholder Services (in its capacity as depositary, the "Depositary") at its office in Toronto, Ontario, Canada specified in the Letter of Transmittal, in accordance with the instructions set out in the Letter of Transmittal (as set out in Section 3 of the Original Offer, "Manner of Acceptance — Letter of Transmittal"). Alternatively, registered SBT Unitholders may accept the Offer by following the procedures for book-entry transfer of SBT Units set out in Section 3 of the Original Offer, "Manner of Acceptance — Acceptance by Book-Entry Transfer". SBT Unitholders who hold their SBT Units with an investment advisor, stockbroker, bank, trust company or other nominee ("Beneficial SBT Unitholders") will not receive a Letter of Transmittal, and should follow the instructions set out by such nominee to deposit their SBT Units.

Beneficial SBT Unitholders should contact their investment advisor, stockbroker, bank, trust company or other nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit such SBT Units under the Offer. Nominees will likely establish deposit cut-off times that are up to 48 hours prior to the Expiry Time. SBT Unitholders must instruct their investment advisor, stockbroker, bank, trust company or other nominee promptly if they wish to deposit.

SBT Unitholders will not be required to pay any fee or commission to the Offeror if they accept the Offer by depositing their SBT Units directly with the Depositary. An investment advisor, stockbroker, bank, trust company or other nominee through whom a SBT Unitholder holds SBT Units may charge a fee to deposit any such SBT Units on behalf of the SBT Unitholder. SBT Unitholders should consult such nominee to determine whether any charges will apply.

Questions and requests for assistance may be directed to Kingsdale Shareholder Services (in its capacity as information agent, the "Information Agent"), who can be contacted at 1-888-518-6805 (toll free in North America) or at 1-416-867-2272 (outside of North America) or by e-mail at contactus@kingsdaleshareholder.com or at the address indicated on the last page of the Circular and additional copies of this document, the Original Offer and Circular, the Letter of Transmittal, or any documents incorporated by reference or otherwise related to the Offer and Circular, may be obtained, without charge, upon request from the Depositary and Information Agent at its offices shown on the last page of this document, and are accessible on the Canadian Securities Administrators' website at www.sedar.com and on EDGAR at www.sec.gov. These website addresses are provided for informational purposes only and no information contained on, or accessible from, these websites is incorporated by reference herein unless otherwise expressly indicated herein. SBT Unitholders may also contact the Information Agent should they wish to obtain an indicative NAV to NAV Exchange Ratio. If SBT Unitholders contact the Information Agent prior to 6:00 p.m. (Toronto time) (6:00 p.m. New York City time) on a particular business day, they can obtain an indicative NAV to NAV Exchange Ratio as if such was calculated as of the previous business day. If SBT Unitholders contact the Information Agent after 6:00 p.m. (Toronto time) (6:00 p.m. New York City time) on a particular business day, they can obtain the NAV to NAV Exchange Ratio as if such was calculated as of that day.

No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this Notice of Change or the Offer and Circular, and, if given or made, such information or representation must not be relied upon as having been authorized by the Offeror, the Depositary or the Information Agent.

Information has been incorporated by reference in the Offer and Circular from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated by reference in the Offer and Circular are available electronically on SEDAR and EDGAR at www.sedar.com and www.sec.gov, respectively.

An investment in PSLV Units is subject to certain risks. In assessing the Offer, SBT Unitholders should carefully consider the risks described in Section 23 of the Original Circular, "Risk Factors".

The information contained in this document is current only as of the date of this document. The Offeror does not undertake to update any such information except as required by applicable law. Information in the Offer and Circular related to SBT has been compiled from public sources — see "INFORMATION CONCERNING SBT" in the Original Offer and Circular.

Financial statements included or incorporated by reference in the Offer and Circular have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and thus may not be comparable to financial statements of U.S. companies. In addition, the Offer is being made by a foreign private issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare the Offer and Circular in accordance with the disclosure requirements of Canada. Accordingly, the Offer and Circular and certain information incorporated by reference into the Offer and Circular have been prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of United States securities laws.

SBT Unitholders in the United States should be aware that the disposition of SBT Units and acquisition of PSLV Units by them as described in the Offer and Circular may have tax consequences in the United States, Canada and other jurisdictions. Such consequences may not be fully described in the Offer and Circular and such holders are urged to consult their tax advisors.

The enforcement by SBT Unitholders of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that each of the Offeror, the Manager, Sprott Asset Management GP Inc. ("SAM GP Inc."), Sprott Asset Management Silver Bid GP Inc. ("SAM Silver Bid GP"), Sprott Physical Silver Trust and SBT is organized under and governed by the laws of Canada or a province thereof, that the directors and officers of SAM GP Inc. and SAM Silver Bid GP and the trustees of each of Sprott Physical Silver Trust and SBT may be residents of jurisdictions other than the United States, that the experts named in the Original Circular may be residents of jurisdictions other than the United States and that all or a substantial portion of the assets of each of the Offeror, the Manager, SAM GP Inc., SAM Silver Bid GP, Sprott Physical Silver Trust, SBT and such other said persons may be located outside the United States.

THE PSLV UNITS OFFERED PURSUANT TO THE OFFER AND CIRCULAR HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DEPOSITARY AND INFORMATION AGENT FOR THE OFFER IS:

The Exchange Tower
130 King Street West, Suite 2950, P.O. Box 361
Toronto, Ontario, Canada M5X 1E2

North American Toll Free Phone:
 1-888-518-6805

E-mail: contactus@kingsdaleshareholder.com
Facsimile: 416-867-2271
Toll Free Facsimile: 1-866-545-5580
Outside North America, Banks and Brokers Call Collect: 416-867-2272

NOTICE TO SBT UNITHOLDERS IN THE UNITED STATES

Sprott Physical Silver Trust has filed with the SEC a registration statement on Form F-10 (the "Registration Statement"), which includes the Offer and Circular and other documents and information. SBT UNITHOLDERS ARE URGED TO READ THESE DOCUMENTS, ALL DOCUMENTS INCORPORATED BY REFERENCE, ALL OTHER APPLICABLE DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS TO ANY SUCH DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE EACH CONTAINS OR WILL CONTAIN IMPORTANT INFORMATION ABOUT SPROTT PHYSICAL SILVER TRUST, SBT AND THE OFFER AND MERGER TRANSACTION. Materials filed with the Canadian securities regulatory authorities are available electronically without charge at www.sedar.com. Materials filed with the SEC are available electronically without charge at the SEC's website, www.sec.gov.

 CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

        The Offer and Circular contains "forward looking statements" and "forward looking information" (collectively, "forward looking information") within the meaning of applicable Canadian and United States securities legislation. All information contained in the Offer and Circular, other than statements of current and historical fact, is forward looking information. Often, but not always, forward looking information can be identified by the use of words such as "plans", "expects", "scheduled", "estimates", "target", "intends", "objective", "goal", "understands", "anticipates" and "believes" (and variations of these or similar words) and statements that certain actions, events or results "may", "could", "would", "should", "might" "occur" or "be achieved" or "will be taken" (and variations of these or similar expressions). All of the forward looking information in the Offer and Circular (including this Notice of Extension) is qualified by this cautionary note.

        Forward looking information in the Offer and Circular includes, but is not limited to, statements with respect to the anticipated timing, mechanics, completion and settlement of the Offer, the market for PSLV Units, the value of the PSLV Units received as consideration under the Offer, the outcome of SBT's application to the Ontario court and the Manager's cross-application, the ability of the Offeror to complete the transactions contemplated by the Offer, reasons to participate in the Offer, the purpose of the Offer, the completion of the Merger Transaction and any commitment to acquire SBT Units, and the Offeror's objectives, strategies, intentions, expectations and guidance and future financial and operating performance and prospects.

        Forward looking information is not, and cannot be, a guarantee of future results or events. Forward looking information is based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by the Offeror at the date the forward looking information is provided, inherently are subject to significant risks, uncertainties, contingencies and other factors that may cause actual results and events to be materially different from those expressed or implied by the forward looking information.

        The material factors or assumptions that the Offeror identified and were applied by the Offeror in drawing conclusions or making forecasts or projections set out in the forward looking information include, but are not limited to:

  •
  the accuracy of SBT's public disclosure;

  •
  the completion of the Offer and the Merger Transaction;

  •
  no significant and continuing adverse changes in general economic conditions or conditions in the financial markets;

  •
  no significant and continuing adverse changes in financial markets, including commodity prices and foreign exchange rates;

  •
  the timing and receipt of various governmental and stock exchange approvals; and

  •
  certain tax matters, including, but not limited to current tax laws and regulations.

        The risks, uncertainties, contingencies and other factors that may cause actual results to differ materially from those expressed or implied by the forward looking information may include, but are not limited to, the following: the market value of the PSLV Units received as consideration under the Offer and the impact of the issuance of PSLV Units on the market price of the PSLV Units, the reduced trading liquidity of SBT Units not deposited under the Offer, any inaccuracy of SBT's public disclosure upon which the Offer is predicated, the failure to obtain the required approvals or clearances from government authorities and stock exchanges on a timely basis, as well as the risks discussed in Section 23 of the Original Circular, "Risk Factors". Should one or more risk, uncertainty, contingency or other factor materialize or should any factor or assumption prove incorrect, actual results could vary materially from those expressed or implied in the forward looking information. Accordingly, you should not place undue reliance on forward looking information. The Offeror does not assume any obligation to update or revise any forward looking information after the date of this Notice of Change or to explain any material difference between subsequent actual events and any forward looking information, except as required by applicable law.

INFORMATION CONCERNING SBT

        Except as otherwise expressly indicated herein, the information concerning SBT and SBT Units contained in the Offer and Circular has been taken from and is based solely upon SBT's public disclosure, including disclosure on file with the Canadian securities regulatory authorities. SBT has not reviewed the Offer and Circular and has not confirmed the accuracy and completeness of the information in respect of SBT and SBT Units contained in the Offer and Circular. Although the Offeror, the Manager, Sprott Physical Silver Trust, SAM Silver Bid GP and SAM GP Inc. have no knowledge that would indicate that any information or statements contained in the Offer and Circular concerning SBT taken from, or based upon, such public disclosure contain any untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made, none of the Offeror, the Manager, Sprott Physical Silver Trust, SAM Silver Bid GP, SAM GP Inc. or any directors or officers of the Manager, SAM Silver Bid GP or SAM GP Inc. has verified, nor do they assume any responsibility for, the accuracy or completeness of such information or statements or for any failure by SBT to disclose events or facts which may have occurred or which may affect the significance or accuracy of any such information or statements but which are unknown to the Offeror, the Manager, Sprott Physical Silver Trust, SAM Silver Bid GP or SAM GP Inc. The Offeror, the Manager, Sprott Physical Silver Trust, SAM Silver Bid GP and SAM GP Inc. have no means of verifying the accuracy or completeness of any of the information contained herein that is derived from SBT's public disclosure of documents or records or whether there has been any failure by SBT to disclose events that may have occurred or may affect the significance or accuracy of any information.

v

 NOTICE OF CHANGE

        This Notice of Change supplements the Original Offer and Circular and the Letter of Transmittal pursuant to which the Offeror is offering to purchase all of the issued and outstanding SBT Units upon and subject to the terms and conditions set out in the Original Offer and Circular by revising and updating the disclosure in the Original Offer and Circular to reflect the formation of a soliciting dealer group in connection with the Offer.

        Except as otherwise set forth in this Notice of Change, the information, terms and conditions previously set forth in the Original Offer and Circular and the Letter of Transmittal continue to be applicable in all respects and this Notice of Change should be read in conjunction with the Original Offer and Circular and the Letter of Transmittal, all of the provisions of which are incorporated herein by reference, subject to the amendments thereto contained in this Notice of Change.

        All references to the "Offer" in the Original Offer and Circular, the Letter of Transmittal and this Notice of Change mean the Original Offer as amended hereby and all references in such documents to the "Offer" and/or "Circular" mean the Original Offer and the Original Circular as amended hereby.

August 28, 2015

TO: THE HOLDERS OF UNITS OF SILVER BULLION TRUST

1.     Amendments to the Original Offer and Circular

        The Offeror has appointed Sprott Wealth Management LP to serve as Dealer Manager in connection with the Offer in Canada and Sprott Global Resource Investments, Ltd. as Dealer Manager in connection with the Offer in the United States. Sprott Wealth Management LP intends to form a soliciting dealer group comprised of members of the Investment Industry Regulatory Organization of Canada and members of the TSX to solicit acceptances of the Offer in Canada and Sprott Global Resource Investments, Ltd. intends to form a soliciting dealer group comprised of members of the Financial Industry Regulatory Authority to solicit acceptances of the Offer in the United States. Accordingly, the Offeror has amended and restated certain portions of the Original Offer and Circular as follows:

  •
  The following sentences are added immediately following the first and only paragraph under the heading "Information Agent" on page 19 of the Original Offer and Circular:

          "Dealer Managers and Soliciting Dealer Group

            The Offeror has appointed Sprott Wealth Management LP, an affiliate of the Manager, to serve as Dealer Manager in connection with the Offer in Canada and Sprott Global Resource Investments, Ltd., also an affiliate of the Manager, as Dealer Manager in connection with the Offer in the United States. Sprott Wealth Management LP and Sprott Global Resource Investments, Ltd. each intend to form a soliciting dealer group (the "Soliciting Dealer Group"), in the case of Sprott Wealth Management LP, comprised of members of the Investment Industry Regulatory Organization of Canada and members of the TSX to solicit acceptances of the Offer in Canada and, in the case of Sprott Global Resource Investments, Ltd., comprised of members of the Financial Industry Regulatory Authority to solicit acceptances of the Offer in the United States. The Dealer Managers will not receive any compensation or indemnification in connection with the Offer.

            See Section 26 of the Circular, "Dealer Managers and Soliciting Dealer Group"."

  •
  The third paragraph under the heading "Other Terms of the Offer" on page 35 of the Original Offer and Circular is hereby deleted and replaced with:

            "No broker, dealer or other person (including the Depositary, the Information Agent or any Soliciting Dealer) has been authorized to give any information or to make any representation or warranty on behalf of the Offeror, the Manager, Sprott Physical Silver Trust or any of their respective affiliates in connection with the Offer other than as contained in the Offer and Circular and Letter of Transmittal and if any such information, representation or warranty is given or made, it must not be relied upon as having been authorized."

  •
  Section 26 of the Original Offer and Circular, "Dealer Managers and Soliciting Dealer Group" (found on page 72 thereof) is hereby deleted and replaced by:

            "The Offeror has appointed Sprott Wealth Management LP, an affiliate of the Manager, to serve as Dealer Manager in connection with the Offer in Canada and Sprott Global Resource Investments, Ltd., also an affiliate of the Manager, as Dealer Manager in connection with the Offer in the United States. Sprott Wealth Management LP and Sprott Global Resource Investments, Ltd. intend to each form a soliciting dealer group (the "Soliciting Dealer Group"), in the case of Sprott Wealth Management LP, comprised of members of the Investment Industry Regulatory Organization of Canada and members of the TSX to solicit acceptances of the Offer in Canada and, in the case of Sprott Global Resource Investments, Ltd., comprised of members of the Financial Industry Regulatory Authority to solicit acceptances of the Offer in the United States. Each member of the Soliciting Dealer Group is referred to herein as a "Soliciting Dealer". The Dealer Managers will not receive any compensation or indemnification in connection with the Offer.

            The Offeror has (subject to the next two sentences) agreed to pay to each Soliciting Dealer a fee of U.S.$0.0448 for each SBT Unit deposited through such Soliciting Dealer and either: (i) taken-up and paid for by the Offeror under the Offer; or (ii) provided the Merger Transaction is completed, deemed to be withdrawn from the Offer under the Merger Election, based on, among other things, the claims submitted, CDS and DTC participant deposits and the CDS and DTC participant list as at the Expiry Time. The aggregate amount payable with respect to any single beneficial holder of SBT Units will not be less than U.S.$50.00 and not be more than U.S.$1,500.00, provided that no fee will be payable in respect of deposits of less than 1,000 SBT Units per beneficial holder. When SBT Units deposited are beneficially owned by more than one person, only one minimum and maximum amount will be applied. The Offeror may require the Soliciting Dealers to furnish evidence of beneficial ownership satisfactory to the Offeror before payment of such solicitation fees.

            Investment advisors or registered representatives employed by the Soliciting Dealers may solicit their clients to tender their SBT Units to the Offer. Soliciting Dealers may pay an investment advisor or registered representative a portion of the solicitation fee for each SBT Unit tendered to the Offer by clients of or served by the investment advisor or registered representative.

            Depositing SBT Unitholders will not be obligated to pay any fee or commission if they accept the Offer by using the services of the Dealer Managers or a Soliciting Dealer.

            Other than the soliciting dealer arrangements described above and compensation (which would equal approximately Cdn.$1.5 million if the Offer is successful) payable to Kingsdale Shareholder Services as the Information Agent, the Offeror has not agreed to pay any fees or commission to any stockbroker, dealer or other person for soliciting tenders or deposits of SBT Units under the Offer; provided that the Offeror may make other arrangements with soliciting dealers, dealer managers or information agents, either within or outside of Canada for customary compensation during the Offer if it considers it appropriate to do so."

  •
  The following definition is added immediately following the definition of "CRA" on page 74 of the Original Offer and Circular:

            " "Dealer Managers" means Sprott Wealth Management LP and Sprott Global Resource Investments, Ltd., in their roles as dealer manager in connection with the Offer, in Canada and the United States, respectively."

  •
  The following definitions are added immediately following the definition of "SEDAR" on page 78 of the Original Offer and Circular:

            " "Soliciting Dealer" has the meaning given to that term in Section 26 of the Circular, "Dealer Managers and Soliciting Dealer Group".

            "Soliciting Dealer Group" has the meaning given to that term in Section 26 of the Circular, "Dealer Managers and Soliciting Dealer Group"."

2.     Time for Deposit

        The Offer is open for deposits of SBT Units until 5:00 p.m. (Toronto time) on September 18, 2015, or such later time or times and date or dates to which the Offer may be extended from time to time by the Offeror, in accordance with Section 2 of the Offer, "Extension, Variation or Change of the Offer", unless the Offer is withdrawn by the Offeror. The Expiry Time may be subject to multiple extensions. If the Offeror elects or is required to extend the Expiry Time for the Offer, it will publicly announce the variation, the new expiration time and date no later than 9:00 a.m. (Toronto time) on the first business day after the previously scheduled expiration of the Offer and, if required by applicable Law, the Offeror will mail you a copy of the notice of variation.

3.     Manner of Acceptance

        SBT Units may be deposited to the Offer in accordance with the provisions set forth in Section 3 of the Offer, "Manner of Acceptance".

4.     Take-up of and Payment for Tendered SBT Units

        The Offeror will take-up and pay for Tendered SBT Units validly deposited under the Offer and not promptly withdrawn in the manner set forth in Section 6 of the Offer, "Take-up of and Payment for Tendered SBT Units".

5.     Withdrawal of Deposited SBT Units

        SBT Unitholders have the right to withdraw SBT Units deposited under the Offer in the manner set forth in Section 8 of the Offer, "Withdrawal of Deposited SBT Units".

6.     Consequential Amendments to the Original Offer and Circular and Other Documents

        The Original Offer and Circular and Letter of Transmittal shall be read together with this Notice of Change and are hereby amended to the extent necessary to reflect the amendments contemplated by, and the information contained in, this Notice of Change.

        Except as otherwise set forth in or amended by this Notice of Change, the terms and conditions of the Offer and the information in the Original Offer and Circular and the Letter of Transmittal continue to be applicable in all respects.

7.     Statutory Rights

        Securities legislation in the provinces and territories of Canada provides security holders of SBT with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or a notice that is required to be delivered to those security holders. However, such rights must be exercised within prescribed time limits. SBT Unitholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult with a lawyer.

8.     Approval

        The contents of the Offer and Circular have been approved and the sending thereof to SBT Unitholders has been authorized by the sole director of SAM Silver Bid GP, in its capacity as the general partner of the Offeror; and the board of directors of SAM GP Inc., in its capacity as the general partner of the Manager and in its capacity as the general partner of the manager of Sprott Physical Silver Trust.

 CERTIFICATE OF SPROTT ASSET MANAGEMENT SILVER BID LP

        The foregoing, together with the Original Offer and Circular, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: August 28, 2015

SPROTT ASSET MANAGEMENT SILVER BID GP INC., AS THE GENERAL PARTNER OF
SPROTT ASSET MANAGEMENT SILVER BID LP

(Signed) JOHN WILSON President	(Signed) STEVEN ROSTOWSKY Director

 CERTIFICATE OF SPROTT ASSET MANAGEMENT LP

        The foregoing, together with the Original Offer and Circular, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: August 28, 2015

SPROTT ASSET MANAGEMENT GP INC., AS THE GENERAL PARTNER OF
SPROTT ASSET MANAGEMENT LP

(Signed) JOHN WILSON Chief Executive Officer	(Signed) STEVEN ROSTOWSKY Chief Financial Officer
ON BEHALF OF THE BOARD OF DIRECTORS OF SPROTT ASSET MANAGEMENT GP INC.
(Signed) JAMES R. FOX Director	(Signed) KIRSTIN H. MCTAGGART Director

 CERTIFICATE OF SPROTT PHYSICAL SILVER TRUST

        The foregoing, together with the Original Offer and Circular, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: August 28, 2015

SPROTT PHYSICAL SILVER TRUST
BY ITS MANAGER SPROTT ASSET MANAGEMENT LP
BY ITS GENERAL PARTNER, SPROTT ASSET MANAGEMENT GP INC.

(Signed) JOHN WILSON Chief Executive Officer	(Signed) STEVEN ROSTOWSKY Chief Financial Officer
ON BEHALF OF THE BOARD OF DIRECTORS OF SPROTT ASSET MANAGEMENT GP INC.
(Signed) JAMES R. FOX Director	(Signed) KIRSTIN H. MCTAGGART Director

THE DEPOSITARY AND INFORMATION AGENT FOR THE OFFER IS:

By Mail	By Registered Mail, Hand or by Courier
The Exchange Tower 130 King Street West, Suite 2950, P.O. Box 361 Toronto, Ontario M5X 1E2	The Exchange Tower 130 King Street West, Suite 2950, Toronto, Ontario M5X 1E2

North American Toll Free Phone:

1-888-518-6805

E-mail: contactus@kingsdaleshareholder.com

Facsimile: 416-867-2271
Toll Free Facsimile: 1-866-545-5580
Outside North America, Banks and Brokers Call Collect: 416-867-2272

QuickLinks

  Exhibit 1.21
NOTICE TO SBT UNITHOLDERS IN THE UNITED STATES
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
INFORMATION CONCERNING SBT
NOTICE OF CHANGE
CERTIFICATE OF SPROTT ASSET MANAGEMENT SILVER BID LP
CERTIFICATE OF SPROTT ASSET MANAGEMENT LP
CERTIFICATE OF SPROTT PHYSICAL SILVER TRUST